Exhibit 10.3

HCP, INC.

2006 PERFORMANCE INCENTIVE PLAN

[20    ] RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS [20    ] RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [                      ] (the “Award Date”) by and between HCP, Inc., a Maryland corporation (the “Corporation”), and [                      ] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the HCP, Inc. 2006 Performance Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Corporation hereby grants to the Participant, effective as of the date hereof, an award of time-based restricted stock units under the Plan (the “Award”)This Agreement, upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2.             Grant.  Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [                ] stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Units”).  As used herein, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement.  The Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Units vest pursuant to Section 3.  The Units shall not be treated as property or as a trust fund of any kind.  The Compensation Committee (the “Committee”) of the Board is the administrator of the Plan for purposes of the Units.  The Award is subject to all of the terms and conditions set forth in this Agreement and is further subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Committee, as such rules are in effect from time to time.

3.             Vesting.

(a)           Vesting of Units.  Subject to the terms and conditions of this Agreement, the Units shall vest and become nonforfeitable in accordance with the following schedule, subject to your continuous service to the Corporation until the applicable Vesting Date.  (Vesting amounts pursuant to the following schedule are cumulative.)

Tranche	Percentage of Units that Vest	Vesting Date
1	25%	1st Anniversary of Award Date
2	25%	2nd Anniversary of Award Date
3	25%	3rd Anniversary of Award Date
4	25%	4th Anniversary of Award Date

The vesting schedule requires continued employment through each applicable Vesting Date as a condition to vesting of the applicable Tranche and the corresponding rights and benefits under this Agreement.  Unless otherwise expressly provided herein with respect to accelerated vesting of the Units under certain circumstances, employment for only a portion of a vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in this Agreement.

(b)           Acceleration on Certain Terminations of Employment.  If at any time prior to the date the Units become fully vested in accordance with Section 3(a), your employment with the Corporation is terminated as a result of (i) your death, Disability or Retirement, (ii) a Termination Other Than For Cause, (iii) a Termination For Good Reason, or (iv) a Termination Upon a Change in Control (including a Covered Resignation), your then outstanding Units (to the extent not previously forfeited and otherwise unvested) shall fully vest immediately upon such termination of employment.  For purposes of this Agreement, the terms “Covered Resignation,” “Disability,” “Termination Other Than For Cause,” “Termination for Good Reason” and “Termination Upon a Change in Control” shall have the meanings ascribed to such terms in your Amended and Restated Employment Agreement with the Corporation dated April 24, 2008 (the “Employment Agreement”).  Such meanings shall continue to apply for purposes of this Agreement notwithstanding any termination of the “Employment Period” (as such term is defined in the Employment Agreement) in accordance with the Employment Agreement.  For purposes of this Agreement, “Retirement” means a termination of your employment with the Corporation or any of its Subsidiaries after you have either (i) attained age sixty five (65) and completed at least five (5) years of service as an employee of the Corporation or any of its Subsidiaries or as a member of the Board or (ii) attained age sixty (60) and completed at least fifteen (15) years of service as an employee of the Corporation or any of its Subsidiaries or as a member of the Board.

(c)           No Acceleration or Vesting Upon Other Terminations.  Except as otherwise provided in the Plan, if at any time your employment with the Corporation is terminated (i) by the Corporation, or (ii) by you, under any circumstances (other than as a result of your death, Disability, Retirement, a Termination Other Than For Cause, a Termination For Good Reason, or a Termination Upon a Change in Control, including a Covered Resignation), any of the Units that remain outstanding and otherwise unvested at the time of such termination of employment shall be automatically forfeited and cancelled in full, effective as of such termination of employment and this Agreement shall be null and void and of no further force and effect.

(d)           Employment Termination Date.  If the Employment Period is in effect, the date of your termination of employment for purposes of this Agreement shall be no earlier than the “Date of Termination,” as such term is defined in the Employment Agreement.  If the Employment Period is not then in effect, the date of termination of your termination of employment for purposes of this Agreement shall be your actual date of termination of employment.

4.             Timing and Form of Payment.

(a)           Distribution Date.  The distribution date (the “Distribution Date”) for the Units that become vested pursuant to this Agreement will be the scheduled Vesting Date of such Units as set forth in Section 3(a) hereof; provided, however, that in the event that the vesting of the Units is accelerated pursuant to Section 3(b), the Distribution Date of such accelerated Units will be the earlier of (i) subject to Section 16, your Separation from Service and (ii) the scheduled Vesting Date of such Units as set forth in Section 3(a) hereof.  Distribution of your vested Units will be made by the Corporation in shares of Common Stock (on a one-to-one basis) on or as soon as practicable after the Distribution Date with respect to such vested Units, but in no event later than two and one-half (2 ½) months after the Distribution Date.  You will have no right to distribution of any of the Units that do not vest in accordance with the provisions hereof.  Once a vested Unit has been paid pursuant to this Agreement, you will have no further rights with respect to that Unit.  For purposes of this Agreement, “Separation from Service” means a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder (i.e., generally a termination of your employment with the Corporation or a Subsidiary).

(b)           Change in Control.  Notwithstanding the foregoing provisions of this Section 4, the Administrator may provide for payment of your vested Units in accordance with the requirements of Treasury Regulation 1.409A-3(j)(4)(ix)(A), (B) or (C) promulgated under Section 409A of the Code (or any similar successor provision), which regulation generally provides that a deferred compensation arrangement may be terminated in limited circumstances following a dissolution or change in control of the Corporation.

5.             Dividend Equivalent Rights.  During such time as each Unit remains outstanding and prior to the distribution of such Unit in accordance with Section 4, you will have the right to receive, with respect to such Unit, an amount equal to the amount of any cash dividend paid on a share of Common Stock (a “Dividend Equivalent Right”).  You will have a Dividend Equivalent Right with respect to each Unit that is outstanding on the record date of such dividend, and such Dividend Equivalent Rights will be paid to you in cash (without interest) at the same time or within thirty (30) days after the related dividend is paid to stockholders of the Corporation.  Dividend Equivalent Rights will not be paid to you with respect to any Units that are forfeited pursuant to Section 3, effective as of the date such Units are forfeited.  You will have no Dividend Equivalent Rights as of the record date of any such cash dividend in respect of any Units that have been paid in Common Stock; provided that you are the record holder of such Common Stock on or before such record date.

6.             Transferability.  No benefit payable under, or interest in, the Units or this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section 6 shall prevent transfer of the Units by will or by applicable laws of descent and distribution.  You may designate a beneficiary to receive distribution of your vested Units upon your death by delivering a written election to the Corporation care of its General Counsel in the form available on the electronic stock plan award recordkeeping system maintained by the Corporation or its designee.  You may revoke a beneficiary designation by submitting a new beneficiary designation.

7.             Withholding.  Subject to Section 8.1 of the Plan and such rules and procedures as the Committee may impose, upon any distribution of shares of Common Stock in respect of the Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates; provided, however, that the foregoing provision shall not apply in the event that you have made other provision in advance of the date of such distribution for the satisfaction of such withholding obligations.  In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by you or on your behalf and/or to deduct from other compensation payable to you any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

8.             No Contract for Employment.  This Agreement and the Plan are not an employment or service contract and nothing in this Agreement or the Plan shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Corporation, or of the Corporation to continue your employment or service with the Corporation.

9.             Notices.  Any notices provided for in this Agreement or the Plan, including a Distribution Election, shall be given in writing and shall be deemed effectively given upon receipt if delivered by hand or, in the case of notices delivered by United States mail, five (5) days after deposit in the United States mail, postage prepaid, addressed, as applicable, to the Corporation or if to you, at such address as is currently maintained in the Corporation’s records or at such other address as you hereafter designate by written notice to the Corporation.

10.          Plan.  The provisions of the Plan are hereby made a part of this Agreement.  In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of this Agreement shall control.

11.          Entire Agreement.  This Agreement and the Plan, together with the Employment Agreement, contain the entire understanding of the parties in respect of the Units and supersede upon their effectiveness all other prior agreements and understandings between the parties with respect to the Units.  In the event of any discrepancy between this Agreement, the Plan and the Employment Agreement, the Employment Agreement shall control, except the definition of “Distribution Date” in this Agreement shall always control.

12.          Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to the Units, as and when payable hereunder.  The Award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you.

13.          Amendment.  This Agreement may be amended by the Committee; provided, however that no such amendment shall, without your prior written consent, alter, terminate, impair or adversely affect your rights under this Agreement.

14.          Governing Law.  This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of Maryland, without regard to conflicts of law provisions thereof.

15.          Tax Consequences.  You may be subject to adverse tax consequences as a result of the issuance, vesting and/or distribution of the Units and the payment of your Dividend Equivalent Rights.  YOU ARE ENCOURAGED TO CONSULT A TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE UNITS AND SUBSEQUENT DISTRIBUTION OF COMMON STOCK AND THE TAX CONSEQUENCES OF YOUR DIVIDEND EQUIVALENT RIGHTS.

16.          Construction.  To the extent that this Agreement are subject to Section 409A of the Code, you and the Corporation agree to cooperate and work together in good faith to timely amend this Agreement to prevent application of the penalty and interest provisions of Section 409A(a)(1)(B) of the Code.  In the event that you and the Corporation do not agree as to the necessity, timing or nature of a particular amendment intended to prevent application of the penalty and interest provisions of Section 409A(a)(1)(B) of the Code, reasonable deference will be given to your reasonable interpretation of such provisions.  Notwithstanding anything to the contrary contained in this Agreement or the Plan, in the event that (i) the Distribution Date (as determined under Section 4) of any of your vested Units is the date of your Separation from Service and (ii) you are at the time of such Separation from Service a “specified employee” (within the meaning of Section 409A of the Code), the Distribution Date of such vested Units shall be the earlier of the date that is six (6) months after your Separation from Service or the date of your death, provided that this sentence shall only apply if and to the extent required to avoid the imputation of any tax, penalty or interest under Section 409A.

17.          Clawback Policy.  The Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Units or any shares of Common Stock or other cash or property received with respect to the Units (including any value received from a disposition of the shares acquired upon payment of the Units).

YOUR ACCEPTANCE OF THE AWARD THROUGH THE ELECTRONIC STOCK PLAN AWARD RECORDKEEPING SYSTEM MAINTAINED BY THE CORPORATION OR ITS DESIGNEE CONSTITUTES YOUR AGREEMENT TO THE TERMS AND CONDITIONS HEREOF, AND THAT THE AWARD IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AGREEMENT.

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